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                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [ ]

     Filed by a party other than the registrant [X]

     Check the appropriate box:

     [ ] Preliminary proxy statement.       [ ] Confidential, for use of the
                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2)).

     [ ] Definitive proxy statement.

     [X] Definitive additional materials.

     [ ] Soliciting material pursuant to Rule 14a-12

                           Windland Electronics, Inc.
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                (Name of Registrant as Specified in Its Charter)

   Dyna Technology, Inc., and the Winland Shareholders' Protective Committee,
         consisting of Ralph I. Call, James J. Kamp, Thompson H. Davis,
                        Robert L. Ring, Gerald E. Brown
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    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.
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     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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                                  PRESS RELEASE

                      ISS RECOMMENDS SHAREHOLDERS VOTE FOR
                DISSIDENT DIRECTORS FOR WINLAND ELECTRONICS, INC.

New York, NY, December 10, 2001 - The Winland Shareholders' Protective Committee ("Committee") announced today that Institutional Shareholder Services ("ISS"), the nation's leading proxy advisory service, has recommended that its clients vote to elect Robert Ring and Gerald Brown to the Board of Directors of Winland Electronics, Inc. (AMEX-WEX) and that its clients vote to grant authority for the Committee to vote for the election of three of management's nominees.

ISS, which provides proxy advisory services to institutional investors, mutual funds and other fiduciaries, noted in its December 10, 2001 report, "As little has changed since the August special meeting, we maintain that until the market perceives a company turnaround, shareholders would be exposed to less risk with a board whose interests are more aligned with those of Winland shareholders than those of management. Moreover, since dissidents are seeking merely two board seats this time as opposed to three months ago when they sought to oust the entire board, we believe that the election [of] the two dissident nominees would result in board representation that is more reflective of the results of the August shareholder vote."

Ralph Call, Chairman of the Committee, said, "We are very pleased that ISS, a highly respected independent advisor, recommends support for the election of Mr. Ring and Mr. Brown to the Board of Directors of Winland. This reaffirms our belief that the Company's current leaders are not up the task of turning the Company around."

"We strongly encourage our fellow shareholders to follow ISS's recommendation and vote to elect Mr. Ring and Mr. Brown to the Board, and to vote to give the Committee the authority to elect three of management's nominees."

If shareholders have any questions with respect to voting, they are directed to call D.F. King & Co., Inc. (1-800-290-6433)

Institutional Shareholder Services, based in Rockville, MD, is the leading provider of proxy voting and governance services, serving more than 700 clients worldwide. ISS analysts research and recommend votes for 20,000 shareholder meetings each year.